                                                                   Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-30788 and 333-40346 of Braun Consulting, Inc. on Forms S-8 of our report dated February 7, 2001, appearing in this Annual Report on Form 10-K of Braun Consulting, Inc. for the year ended December 31, 2000.



/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Chicago, Illinois
March 29, 2001